Exhibit 107

Calculation of Filing Fee Tables

FORM S-3
(Form Type)

Protalix BioTherapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	Rule 457(o)
Fees to Be Paid	Equity	Preferred Stock	Rule 457(o)
Fees to Be Paid	Debt	Debt Securities	Rule 457(o)
Fees to Be Paid	Equity	Warrants	Rule 457(o)
	Unallocated (Universal) Shelf					$100,000,000	0.0000927	$9,270.00
Carry Forward Securities
	Total Offering Amounts					$100,000,000		$9,270.00
	Total Fees Previously Paid							—
	Total Fee Offsets							$5,557.01
	Net Fee Due							$3,712.99

(1)	There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock, debt securities and/or warrants of the Registrant as shall have an aggregate initial offering price not to exceed $100,000,000. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering prices per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered under this registration statement. The securities registered also include such indeterminate amounts and numbers of common stock as may be issued upon conversion of or exchange for preferred stock, debt securities or warrants that provide for such conversion or exchange.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
					Rule 457(p)
Fee Offset Claims	Protalix BioTherapeutics, Inc.	S-3	333-230604	03/29/2019		$5,557.01	Unallocated (Universal) Shelf	(1)	(1)	(1)

(1)	On March 29, 2019, the registrant initially filed a Registration Statement on Form S-3 (File No. 333-230604) (the “Original Registration Statement”), which registered (i) an aggregate principal amount of $100,000,000 of Common Stock, $0.001 par value per share, Preferred Stock, $0.001 par value per share, Debt Securities and Warrants to be offered by the registrant from time to time (together, the “Original Offerings”). This gross proceeds from the Original Offerings were $54,150,046.56. The Original Registration Statement expired on April 12, 2022. Pursuant to Rule 457(p) under the Securities Act, the Registrant is carrying forward to this registration statement $5,557.01 that was previously paid in connection with the Registrant’s prior registration statement (File No. 333-230604).